UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 29, 2025

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41345	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1744 S. Val Vista, Suite 213 Mesa, Arizona	85204
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.00001	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 29, 2025, Iveda Solutions, Inc. (the “Company”) reconvened its 2024 Annual Meeting of Stockholders (the “Meeting”). At the meeting, 1,409,415 shares of the Company’s common stock entitled to vote at the Meeting, as of the record date of October 7, 2024, were present in person or by proxy, representing 58.5% of the Company’s outstanding voting capital stock and constituting a quorum for the transaction of business.

At the Meeting, a majority of the outstanding shareholders of the Company approved (Proposal 5) the issuance of: (i) 625,000 Series A Common Stock Purchase Warrants at an exercise price of $3.44 per common share; (ii) 625,000 Series B Common Stock Purchase Warrants at an exercise price of $3.44 per common share; and (iii) the shares of the Company’s common stock upon the exercise of such Series A and Series B Warrants. Each proposal is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 7, 2024.

The voting results of the shares of the Company’s voting stock for the proposal are set forth below:

Proposal 5 – To approve the issuance of the warrants and the shares of common stock underlying the exercise of such warrants:

Votes For	Votes Against	Votes Abstained
1,253,925	121,349	34,141

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

IVEDA SOLUTIONS, INC.

Date: August 29, 2025	By:	/s/ David Ly
	Name:	David Ly
	Title:	Chief Executive Officer